                                                                      EXHIBIT 11

                            BHA GROUP HOLDINGS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                             FOR THE THREE MONTHS ENDED

                                             March 31, 2000                              March 31, 1999
                                ------------------------------------------ -------------------------------------------
                                Net Earnings     Shares       Per-Share    Net Earnings      Shares       Per-Share
                                 (Numerator)    (Denom.)         Amt.       (Numerator)     (Denom.)          Amt.
                                ------------    --------     ----------    ------------     --------      ----------
  Basic earnings per share:
 Earnings available to common
         shareholders              $ 1,983         6,537       $ 0.30         $ (155)         7,021       $ (0.02)

      Effect of dilutive
  securities--stock options          --               44                        --             --

 Diluted earnings per share:
 Earnings available to common
   shareholders and assumed
          conversion               $ 1,983         6,581       $ 0.30         $ (155)         7,021       $ (0.02)
                                ========================================== ===========================================



                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              FOR THE SIX MONTHS ENDED

                                             March 31, 2000                              March 31, 1999
                                ------------------------------------------ -------------------------------------------
                                Net Earnings     Shares       Per-Share    Net Earnings      Shares       Per-Share
                                 (Numerator)    (Denom.)         Amt.       (Numerator)     (Denom.)         Amt.
                                ------------    --------     ----------    ------------     --------      ----------
  Basic earnings per share:
 Earnings available to common
         shareholders              $ 3,238         6,685       $ 0.48         $ 1,160         7,082        $ 0.16

      Effect of dilutive
  securities--stock options          --               51                        --              167

 Diluted earnings per share:
 Earnings available to common
   shareholders and assumed
          conversion               $ 3,238         6,736       $ 0.48         $ 1,160         7,249        $ 0.16
                                ========================================== ===========================================
